UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
 ____________________________________________________________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Exicure, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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________________________________
EXICURE, INC.
8045 Lamon Avenue, Suite 410, Skokie, IL 60077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2019
AT 1:00 P.M CENTRAL TIME
________________________________
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Exicure, Inc., a Delaware corporation. The 2019 Annual Meeting of Stockholders will be held on June 14, 2019, at 1:00 p.m., Central Time, at Exicure, Inc.’s corporate offices, located at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, for the following purposes:

1.	To elect 2 directors in the accompanying proxy statement to serve as Class II directors with terms to expire at the 2022 Annual Meeting of Stockholders;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To conduct any other business properly brought before the 2019 Annual Meeting of Stockholders.
On or about May 6, 2019, a full set of our proxy materials will be mailed to stockholders of record and beneficial owners as of the close of business on May 1, 2019. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2019 Annual Meeting of Stockholders or any adjournment thereof.
Your vote is very important. Whether or not you attend the 2019 Annual Meeting of Stockholders in person, it is important that your shares be represented. You may vote by Internet or telephone or by returning your signed proxy card in the envelope provided.
On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ David A. Giljohann
David A. Giljohann
Chief Executive Officer and Director
Skokie, Illinois
April 30, 2019

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, to ensure your representation at the meeting, you are urged to complete, sign and mail the enclosed proxy card or vote pursuant to another method as described therein. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2019
AT 1:00 P.M. CENTRAL TIME
________________________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
WHY AM I RECEIVING THESE MATERIALS?
We sent you a full set of our proxy materials and the proxy card contained therein because the board of directors of Exicure, Inc. is soliciting your proxy to vote at our 2019 Annual Meeting of Stockholders to be held on June 14, 2019, at 1:00 p.m., Central Time, at Exicure, Inc.’s corporate offices, located at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077 (the “annual meeting”). We invite you to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may vote by proxy over the Internet by following the instructions provided in the proxy card contained in our proxy materials or, if you prefer, you may vote via telephone or you may vote by mail.
On or about May 6, 2019, a full set of our proxy materials will be mailed to our stockholders of record and beneficial owners as of the close of business on May 1, 2019, which represents all stockholders of record entitled to vote at the annual meeting.
As used in this proxy statement, “Exicure,” the “Company,” “we” or “us” refer to Exicure, Inc., a Delaware corporation and, where appropriate, its consolidated subsidiary.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on May 1, 2019 will be entitled to vote at the annual meeting. On this record date, there were 44,369,790 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on May 1, 2019, your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions set forth on proxy card contained in the proxy materials to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on May 1, 2019, your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials and proxy card are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
WHAT AM I VOTING ON?
There are two matters scheduled for a vote:

•	Proposal 1: To elect 2 directors named in this proxy statement to serve as Class II directors with terms to expire at the 2022 Annual Meeting of Stockholders; and

•	Proposal 2: To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
WHAT IS THE EXICURE BOARD’S VOTING RECOMMENDATION?
Our board of directors recommends that you vote your shares:

•	“For” the election of all two director nominees included in the proxy statement; and

•	“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
WILL OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?
Aside from the election of directors and the ratification of the selection of our independent registered public accounting firm, our board of directors knows of no matters to be presented at the annual meeting. If any other matter is properly brought before the annual meeting, shares represented by all proxies received by our board of directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
HOW DO I VOTE?
You may vote “For” or “Withhold” from voting with respect to each nominee to the board of directors. For Proposal 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of May 1, 2019, you may vote in person at the annual meeting, vote by proxy over the Internet, by telephone or by mail simply by following the instructions provided in the enclosed proxy materials and proxy card. If your proxy is properly executed in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.
To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

1.
Proxy card—The enclosed proxy card is a means by which a stockholder may authorize the voting of the stockholder’s shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the stockholder’s directions. We urge you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to our stock transfer agent, American Stock Transfer & Trust Company, LLC, in the enclosed envelope or via telephone at the number identified on your proxy card.

2.
Internet —If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card with you when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials and proxy card containing voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials and proxy card, or contact your broker, bank or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on May 1, 2019.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On May 1, 2019, there were 44,369,790 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.
WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?
If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of all 2 nominees in this proxy statement to serve as Class II directors; and

2.	Proposal 2: “For” the ratification of the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1 is considered a non-routine matter under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1 and therefore there may be broker non-votes on Proposal 1. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the annual meeting, who will count, with respect to Proposal 1, “For” votes, “Withhold” votes and broker non-votes, and with respect to Proposal 2, “For” votes, “Against” votes and abstentions.
WHO WILL SERVE AS INSPECTOR OF ELECTIONS?
A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•
For Proposal 1 electing 2 directors to serve as Class II directors on the Company’s board of directors, each director must receive a “For” vote from a plurality of the votes cast at the annual meeting and entitled to vote on the election of such director. A plurality of votes cast shall mean that the 2 nominees receiving the highest number of “For” votes will be elected as directors.

•
For Proposal 2 ratifying the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, the proposal must receive a “For” vote from the majority of the votes cast either in person or by proxy, with votes cast including votes “Against” and excluding abstentions.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to the proxy materials and proxy cards, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each proxy card to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes, you can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077; or

3.	A later-dated vote on the Internet or a ballot cast in person at the annual meeting (simply attending the annual meeting will not, by itself, revoke your proxy).
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2020 proxy statement. Any such proposal must be submitted in writing by December 31, 2019, to our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077. If we change the date of our 2020 annual meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, no earlier than February 19, 2020 and no later than the close of business on March 21, 2020, which notice must contain the information specified in our bylaws. If we change the date of our 2020 Annual Meeting of Stockholders by more than thirty days before, or more than sixty days after, the one-year anniversary of the 2019 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2020 Annual Meeting of Stockholders or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2020 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation provides for a board of directors classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors currently consists of six directors. Ms. Kim and Dr. Thaxton are nominated for election at this Annual Meeting of stockholders, as directors in Class II, to hold office until the annual meeting of stockholders in 2022, or until their successors are chosen and qualified. Any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Directors are elected by a plurality of the votes cast at the annual meeting and entitled to vote on the election of directors. A plurality of votes cast shall mean that the 2 nominees receiving the highest number of “FOR” votes will be elected as directors, excluding broker non-votes with respect to that director’s election. Shares represented by executed proxies will be voted for the election of the two nominees named below, unless the “Withhold” voting selection has been marked on the proxy card.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the annual meeting, each of the nominees will serve until the 2022 Annual Meeting of Stockholders and until his successor is elected and qualified or, if sooner, until his death, resignation or removal.
The following is a brief biography of each nominee for Class II director and a discussion of the specific experience, qualifications, attributes or skills for each nominee that led the nominating and corporate governance committee of the board of directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Position	Age
Helen S. Kim	Director	56
C. Shad Thaxton, M.D., Ph.D.	Director	43
Helen S. Kim, director
Ms. Kim is one of our non-employee directors and has served on our board of directors since July 2014. Ms. Kim has performed numerous leadership roles with public and private companies managing research and therapeutic development from preclinical stage to commercialization. Ms. Kim has over 25 years of experience in leadership roles in biotechnology. Since March 2018, Ms. Kim is a partner at The Column Group, a science-driven healthcare venture capital firm. From 2014 to January 2018, Ms. Kim served as the executive vice president of business development at Kite Pharma, Inc., where she led the acquisition of Kite Pharma by Gilead. Currently, Ms. Kim serves as a director at Peloton Therapeutics since November 2017, Assembly Biosciences (NASDAQ:ASMB) since March 2018, Applied Molecular Transport, Inc. since May 2018. Ms. Kim was on the board of director of Sunesis Pharmaceuticals from July 2009 to January 2016, Forsight Vision 4 from September 2014 to January 2017, and ImmunoCellular Therapeutics, Ltd., from August 2011 to September 2014. Ms. Kim served as chief business officer of NGM Biopharmaceuticals Inc. (“NGM”), from August 2009 to January 2012. Prior to NGM, she was the chief executive officer and president of Kosan Biosciences Incorporated prior to the sale of the company to Bristol-Myers Squibb in 2008. Ms. Kim’s additional industry experience includes executive positions at Affymax, Onyx Pharmaceuticals, Protein Design Labs and Chiron Corporation. In addition to her industry experience, from August 2003 to November 2007, Ms. Kim served as chief program officer for the Gordon and Betty Moore Foundation. Ms. Kim received a B.S. in Chemical Engineering from Northwestern University and an MBA from University of Chicago. We believe Ms. Kim’s experience as an entrepreneur in the life sciences industry and her management experience provide her with the qualifications and skills to serve as a member of our board of directors.

C. Shad Thaxton, M.D., Ph.D., director
Dr. Thaxton is one of our non-employee directors and has served on our board of directors since 2011. Dr. Thaxton is an Associate Professor in the Department of Urology at Northwestern University, Feinberg School of Medicine. Dr. Thaxton is one of the founders of AuraSense, LLC, our largest stockholder, and has served as vice president of AuraSense, LLC since December 2009, and as a member of the board of managers of AuraSense, LLC from December 2009 to February 2018. Dr. Thaxton is a co-founder and director since November 2015 and chief scientific officer since January 2018 of Zylem Biosciences, Inc. Dr. Thaxton has been recognized for his accomplishments with numerous awards, including, Bioscience Technology’s 2009 Researcher of the Year and the MIT Technology Review’s TR35 Award, as one of the world’s top innovators under the age of 35. Dr. Thaxton received a B.A. in Environmental Biology from the University of Colorado, Boulder and M.D. and Ph.D. from the Feinberg School of Medicine and Interdepartmental Biological Sciences programs, respectively, at Northwestern University. We believe that Dr. Thaxton’s significant scientific knowledge and expertise in nanomedicine provide him with the requisite experience, qualifications, attributes and skills necessary to serve as a member of our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.
BOARD OF DIRECTORS
The following sets forth information about our Class III and Class I directors as of March 1, 2019:
Class III — Directors Continuing in Office until the 2020 Annual Meeting

Name	Position	Age
Chad A. Mirkin, Ph.D.	Director	55
Jay R. Venkatesan, M.D.	Director	47
Chad A. Mirkin, Ph.D., director
Dr. Mirkin is one of our non-employee directors and has served as a member of our board of directors since 2011. Dr. Mirkin has been a consultant of Exicure since October 2011. Dr. Mirkin is the Director of the International Institute for Nanotechnology at Northwestern University, as well as the George B. Rathmann Professor of Chemistry, Professor of Chemical and Biological Engineering, Professor of Biomedical Engineering, Professor of Materials Science and Engineering, and Professor of Medicine. Dr. Mirkin is a fellow of the American Association for the Advancement of Science and the National Academy of Engineering. Dr. Mirkin served on the President’s Council of Advisors on Science and Technology, or PCAST, during the Obama administration from April 2009 to January 2017. Dr. Mirkin is one of the founders of, and has served as president and as a member of the board of managers of, AuraSense, LLC, our largest stockholder, since December 2009. Dr. Mirkin served as a director of Nanosphere, Inc., from 2000 until May 2013, and NanoInk, Inc., from 2002 to 2010. Dr. Mirkin holds a B.S. from Dickinson College and a Ph.D. in chemistry from Pennsylvania State University.
Jay R. Venkatesan, M.D., director
Dr. Venkatesan is one of our non-employee directors and has served on our board of directors since March 2014. Since May 2018, he has served as the chief executive officer and a director of Angion Biomedica Corp., a private clinical-stage biotechnology company focused on developing medicines for acute organ injury and chronic organ fibrosis. Since November 2015, Dr. Venkatesan has served as a director of Alpine Immune Sciences, Inc., a development-stage specialty pharmaceutical company focused on discovering and developing protein-based immunotherapies, where he previously served as president from July 2017 to August 2018 and chief executive officer from November 2015 to June 2016. Prior to joining Alpine, Dr. Venkatesan was the executive vice president and general manager of Oncothyreon, Inc. (now Cascadian Therapeutics) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and chief executive officer. Previously, Dr. Venkatesan was the founder, portfolio manager, and managing director of Ayer Capital Management, a global healthcare equity fund from January 2008 to December 2013. Prior to that, he was a director at Brookside Capital Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. In addition, Dr. Venkatesan currently serves on the board of directors of Transplant Genomics, and CellBioTherapy. Dr. Venkatesan served on the board of directors of Iovance Biotherapeutics (NASDAQ: IOVA) (formerly Lion Biotechnologies) until March 1, 2018. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College.
Class I — Directors Continuing in Office until the 2021 Annual Meeting

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Director	38
David R. Walt, Ph.D.	Director	66
David A. Giljohann, Ph.D., Chief Executive Officer, director
Dr. Giljohann is our Chief Executive Officer (the “CEO”) and director. Dr. Giljohann has served as our CEO since November 2013 and has been on our board of directors since March 2014. From July 2012 to October 2013, Dr. Giljohann was our Chief Operating Officer. From 2011 until June 2012, Dr. Giljohann served as our principal scientist. Dr. Giljohann was our founding scientist in 2011. Prior to that, Dr. Giljohann was the founding scientist of AuraSense, LLC, our largest stockholder, in 2009. Dr. Giljohann completed his Ph.D. in the laboratory of Dr. Chad A. Mirkin where he developed oligonucleotide-modified nanoparticles, including NanoFlare™ and Spherical Nucleic Acid (SNA™) technologies. Dr. Giljohann was named to the Endpoint News’ “Under 40s” biopharma executives list in 2018 and the Analytical Scientist’s “Top 40 Under 40 Power List” in 2014. Dr. Giljohann has also been recognized for his work with a Materials Research Society Gold Award, Baxter Innovation Award, Rappaport Award for Research Excellence, NSEC Outstanding Research Award, and as a finalist in the National Inventors Hall of Fame Collegiate Inventors Competition. Dr. Giljohann received his B.A. in Biology and Ph.D. in Biochemistry from Northwestern University.
 David R. Walt, Ph.D., director
Dr. Walt is one of our non-employee directors and has served on our board of directors since 2013. Dr. Walt is the founder of Illumina, Inc. (NASDAQ: ILMN) and served as its director from 1998 until May 2016. Since July 2017, Dr. Walt is Hansjörg Wyss Professor of Biologically Inspired Engineering at Harvard Medical School, Professor in the Department of Pathology at Brigham and Women’s Hospital and a Core Faculty member at the Wyss Institute for Biologically Inspired Engineering at Harvard University. Dr. Walt is a member of the faculty at Harvard Medical School in the Department of Pathology and a Howard Hughes Medical Institute Professor. Prior to July 2017, Dr. Walt was a University Professor at Tufts University since 2014, and the Robinson Professor of Chemistry at Tufts University since 1995. Dr. Walt serves as a board member for Quanterix Corporation (NASDAQ: QTRX), a company focused on single molecule analysis for clinical diagnostics. Dr. Walt is a co-founder of Arbor Biotechnologies, a company focused on the discovery of proteins for improving human health and sustainability, and a co-founder and director of Sherlock Biosciences, an engineering biology company dedicated to making diagnostic testing better, faster and more affordable. Dr. Walt holds a B.S. degree in Chemistry from the University of Michigan and received his Ph.D. degree in Chemical Biology from the State University of New York at Stony Brook.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has been engaged by us since 2014 to audit our financial statements since our inception in 2011. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.
The affirmative vote of the holders of a majority of the votes cast either in person or represented by proxy at the annual meeting will be required to ratify the selection of KPMG LLP for our fiscal year ending December 31, 2019. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2019, by: (i) each nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership **
Beneficial Owner Greater than 5% Stockholders	Shares of Common Stock Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
AuraSense, LLC(1)	11,267,824	25.4%
Gates Frontier, LLC(2)	6,333,322	14.3%
Directors and Named Executive Officers
Chad A. Mirkin, Ph.D.(3)	11,420,942	25.7%
C. Shad Thaxton, M.D., Ph.D.(4)	119,182	*
David R. Walt, Ph.D.(5)	886,893	2.0%
Jay R. Venkatesan, M.D.(6)	466,998	1.0%
Helen S. Kim(7)	119,182	*
David A. Giljohann, Ph.D.(8)	1,589,692	3.5%
David S. Snyder(9)	435,865	1.0%
Matthias Schroff, Ph.D.(10)	93,437	*
All directors and executive officers as a group (8 persons)(11)	15,132,191	32.2%

____________________

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.

**
This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 44,358,000 shares outstanding on March 31, 2019, adjusted as required by rules promulgated by the SEC.

(1)
Excludes (a) 27,267 shares of common stock held by Chad Mirkin, (b) 6,669 shares of common stock held by Chad A. Mirkin Living Trust, and (c) 119,182 shares of common stock issuable to Chad Mirkin upon exercise of options exercisable within 60 days of March 31, 2019, in each case over which AuraSense, LLC has no voting power or dispositive power. Dr. Mirkin is a member of the Board of Managers of AuraSense, LLC and has voting and dispositive power over the shares of the Company held by AuraSense, LLC. The address of the principal place of business of AuraSense, LLC is 8045 Lamon Avenue, Suite 410, Skokie, IL 60077.

(2)
The address of the principal place of business of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033. William H. Gates III has sole voting and dispositive power over the shares of the Company as the sole member of Gates Frontier, LLC. The address of the principal place of business of William H. Gates III is One Microsoft Way, Redmond, WA 98052.

(3)
Consists of (a) 27,267 shares of common stock held by Chad Mirkin, (b) 6,669 shares of common stock held by Chad A. Mirkin Living Trust, (c) 119,182 shares of common stock issuable to Chad Mirkin upon exercise of options exercisable within 60 days of March 31, 2019, and (d) 11,267,824 shares held by AuraSense, LLC. Dr. Mirkin is the Trustee of the Chad A. Mirkin Living Trust, and has voting or dispositive power over such entity. Dr. Mirkin is a member of the Board of Managers of AuraSense, LLC and has voting and dispositive power with respect to all shares of common stock held by AuraSense, LLC. Excludes shares held by Dr. Mirkin’s brother, who does not live in the same household as Dr. Mirkin. Dr. Mirkin disclaims beneficial ownership of shares held by his brother. The address of Dr. Mirkin is c/o AuraSense, LLC, 8045 Lamon Avenue, Suite 410, Skokie, IL 60077.

(4)
Consists of 119,182 shares of common stock issuable to Dr. Thaxton upon exercise of options exercisable within 60 days of March 31, 2019. Dr. Thaxton is a member of AuraSense, LLC but does not have voting or investment power over any of the shares held directly by AuraSense, LLC.

(5)
Consists of (a) 767,711 shares held by David R. Walt and (b) 119,182 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019. Excludes shares held by Dr. Walt’s children, who do not live in the same household as Dr. Walt. Dr. Walt disclaims beneficial ownership of shares held by his children.

(6)
Consists of (a) 190,957 shares held by the Venkatesan-Louizides Trust, (b) 156,858 shares held by Ayer Special Situations Fund I, LP, (c) 52,234 shares held by Jay R. Venkatesan and (d) 66,949 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019. Dr. Venkatesan is the Trustee of the Venkatesan-Louizides Trust and the Managing Director of the Ayer Special Situations Fund I, and has voting or dispositive power over such entities.

(7)	Consists of 119,182 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019.

(8)
Consists of (a) 23,666 shares of common stock held by Dr. Giljohann, and (b) 1,566,026 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019. Dr. Giljohann is a member of AuraSense, LLC but does not have voting or investment power over any of the shares held directly by AuraSense, LLC.

(9)	Consists of 435,865 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019.

(10)	Consists of 93,437 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019.

(11)
Consists of (a) 12,493,186 shares of common stock held by our directors, including 11,267,824 shares held by AuraSense, LLC, a company in which Dr. Mirkin serves as a member of the Board of Managers and has voting and dispositive power, and (b) 2,639,005 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2019 held by our directors and three executive officers.

 Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee of our board of directors or the chairperson of the audit committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the audit committee or the chairperson of the audit committee, as applicable, shall review and consider:

•	the related party’s interest in the transaction;

•	the approximate dollar value of the amount involved in the related party transaction;

•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in our ordinary course of business;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	required public disclosure, if any; and

•
any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Fiscal 2018 Related Party Transactions
During the year ended December 31, 2018, there were no transactions or series of similar transactions to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and (ii) any of our directors, executive officers, holders of more than five percent of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required in the sections titled “Director Compensation” and “Executive Compensation,” respectively, in this proxy statement.

Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of Exicure, arising out of the person’s services as a director or executive officer. As a condition to and pursuant to the Merger Agreement, dated September 26, 2017, Max-1 Acquisition Sub, Inc., a wholly-owned subsidiary of Max-1 Acquisition Corporation (“Max-1”), merged with and into Exicure, with Exicure remaining as the surviving entity and a wholly-owned operating subsidiary of Max-1 (the “Merger”), we also entered into a Pre-Merger Indemnity Agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The board of directors met five times during the fiscal year ended December 31, 2018. Each member of the board of directors attended at least 75 percent of the aggregate number of meetings of our board of directors and of the committees on which he or she served during the period of the last fiscal year for which he or she was a director or committee member. We encourage our board members to attend the annual meeting of stockholders. One member of our board of directors attended the 2018 annual meeting of stockholders.
Corporate Governance Guidelines
The board of directors has documented our governance practices in our corporate governance guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the board of directors may be viewed at www.exicuretx.com.
Board Leadership Structure
The positions of chief executive officer and chairman of the board of directors are currently held by David A. Giljohann, Ph.D. and Chad A. Mirkin, Ph.D., respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the chief executive officer to focus more on the strategy and operations of the Company.
Risk Oversight
The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties;

•
periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;

•	regular consideration of the risks and uncertainties presented by alternative clinical development strategies;

•
regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities and threats for these programs;

•	periodic review and oversight of any material outstanding litigation or threatened litigation;

•	review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies;

•	regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;

•	regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business;

•	periodic review of the Company’s intellectual property estate;

•	review and assessment of succession planning and performance concerns for the Section 16 officers; and

•	periodic review of the Company’s compensation programs.
The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.
The risk oversight function of the board of directors is also administered through various board committees. The audit committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The audit committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.
The compensation committee is responsible for the design and oversight of the Company’s compensation programs. The compensation committee also regularly reviews and reports to the board of directors on succession planning for the executive officers and vice president level employees that report directly to the chief executive officer.
The nominating and corporate governance committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The nominating and corporate governance committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.
In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry.
Independence of the Board of Directors
Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our board of directors has determined that all members of the board of directors, except David A. Giljohann, Ph.D. and Chad A. Mirkin, Ph.D., are independent directors. Dr. Giljohann is not an independent director under these rules because of his role as our Chief Executive Officer. Dr. Mirkin is not an independent director under these rules because of his role as a manager and unitholder of AuraSense, LLC, which is our largest stockholder. In addition, Dr. Mirkin currently has a consulting agreement with us. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Information Regarding the Committees of the Board of Directors
The board of directors has three regularly constituted committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information as of December 31, 2018 for each of the board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Chad A. Mirkin, Ph.D.	—	—	—
C. Shad Thaxton, M.D., Ph.D.	X	—	X
David R. Walt, Ph.D.	—	X(1)	X
David A. Giljohann, Ph.D.	—	—	—
Jay R. Venkatesan	X(1)	X	—
Helen S. Kim	X	X	X(1)
Total meetings in 2018	5	3	3
__________________

(1)	Committee chairperson.
Below is a description of each committee of the board of directors.
Audit Committee
The board of directors has established an audit committee that oversees management’s conduct of our corporate accounting and financial reporting process. The members of the audit committee are C. Shad Thaxton, M.D., Ph.D., Jay R. Venkatesan, M.D., and Helen S. Kim. Jay Venkatesan, M.D. serves as the chairperson of the committee. Our board of directors has determined that all members are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and The NASDAQ Stock Market LLC (the “NASDAQ”). Our board of directors has designated Jay Venkatesan, M.D. as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee has adopted a written audit committee charter, which is available on our corporate website at www.exicuretx.com. The responsibilities and duties of the audit committee include, among other things:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our Company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.
The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The audit committee operates under a written charter adopted by the board of directors, which is available on our website at http://investors.exicuretx.com.
Compensation Committee
Our compensation committee is comprised of David R. Walt, Ph.D., Jay R. Venkatesan, M.D., and Helen S. Kim. David R. Walt, Ph.D. serves as the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act.
The compensation committee of the board of directors reviews the type and level of compensation for directors, officers, employees and compensation consultants of the Company, recommends compensation actions to the board of directors and administers the various compensation programs to be adopted by the Company. The compensation committee’s responsibilities include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our compensation program and welfare and retirement plans; and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
The compensation committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The compensation committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The compensation committee retained an independent compensation consultant to conduct an independent review of the Company’s executive compensation program on behalf of the compensation committee for 2018. The compensation committee reviewed the independence of the compensation consultant under NASDAQ and SEC rules and concluded that the work of the compensation consultant has not raised any conflict of interest.
The compensation committee operates under a written charter adopted by the board of directors, which is available on our website at http://investors.exicuretx.com.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of C. Shad Thaxton, M.D., Ph.D., David R. Walt, Ph.D., and Helen S. Kim. Helen S. Kim serves as the chairwoman of the committee. Our board of directors has determined that each of the committee members is an independent director, for nominating and corporate governance committee purposes as that term is defined in the applicable rules of the NASDAQ. The nominating and corporate governance committee’s responsibilities include, among other things:

•	developing and recommending to the board of directors criteria for membership on the board of directors and committees;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each committee of the board of directors;

•	annually reviewing our corporate governance guidelines; and

•	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.
The nominating and corporate governance committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The nominating and corporate governance committee reviews candidates for director nominees in the context of the current composition of our board of directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The committee also periodically reviews the overall effectiveness of our board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. From time to time, the Company engages an executive search firm to assist the committee in identifying individuals qualified to be board members. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.
The nominating and corporate governance committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.
The nominating and corporate governance committee operates under a written charter adopted by the board of directors, which is available on our website at http://investors.exicuretx.com.
Stockholder Communications with the Board of Directors
The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.exicuretx.com. Amendments to, and waivers from, the code of business conduct and ethics will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

DIRECTOR COMPENSATION
Under our non-employee director compensation program, we compensate our non-employee directors with a combination of cash and equity. Effective October 1, 2017, each non-employee director is eligible to receive an annual cash retainer of $35,000 for serving on the board of directors, and the chairperson of our board of directors is eligible to receive an additional annual cash retainer of $30,000. The program also provides that we compensate the members of the board of directors for service on our committees as follows:

•
The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service, and each of the other members of the audit committee will receive an annual cash retainer of $7,500;

•
The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service, and each of the other members of the compensation committee will receive an annual cash retainer of $5,000; and

•
The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $8,000 for such service, and each of the other members of the nominating and corporate governance committee will receive an annual cash retainer of $5,000.

Under our current non-employee director compensation program, each new non-employee director will be granted a stock option for the number of shares of common stock equal to approximately 0.10% of the total capital stock, options, and warrants of Exicure outstanding immediately following the Merger and related financing transactions, upon his or her appointment to the board of directors, and each non-employee director continuing in office immediately after our annual meeting each year will be granted a stock option for the number of shares of common stock equal to approximately 0.05% of the total capital stock, options, and warrants outstanding immediately following the completion of the Merger and related financing transactions. Each option granted under our director compensation program has an exercise price equal to the closing price of our common stock on the grant date. The initial grants made to new non-employee directors will vest 1/36th monthly over three years, subject to the director’s continued service through the applicable vesting date. Grants made to continuing non-employee directors following our annual meeting each year will vest 1/12th monthly until fully vested at the end of twelve (12) months, subject to the director’s continued service through the applicable vesting date. Notwithstanding the foregoing, in the event of a change in control (as defined in the 2017 Equity Incentive Plan) full accelerated vesting of the stock option will occur upon involuntary termination of the non-employee director (i) other than for cause or (ii) for good reason (as such terms are defined in the option award), in either case within the 12-month period following the change in control.
Director Compensation Table—Year Ended December 31, 2018
The following table presents information regarding the compensation paid to members of our board of directors who are not also employed by us or our subsidiary (our non-employee directors) for their service on our board of directors during 2018. The compensation paid to David A. Giljohann, who is also our chief executive officer, is set forth below in the section titled “Executive Compensation” and the related explanatory tables.

Name	Fees Earned or Paid In Cash ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Chad A. Mirkin, Ph.D.	65,000	82,809	100,000	247,809
C. Shad Thaxton, M.D., Ph.D.	47,500	82,809	—	130,309
David R. Walt, Ph.D.	50,000	82,809	—	132,809
Jay R. Venkatesan, M.D.	55,000	82,809	—	137,809
Helen S. Kim	55,000	82,809	—	137,809

________________________

(1)
Pursuant to applicable SEC director compensation disclosure rules, the amounts reported in this column reflect the grant date fair value of the option awards granted the director during the fiscal year presented and do not reflect the actual amounts earned. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These values have been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“FASB ASC 718”). See Note 7 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2018, each individual who served as a non-employee director during 2018 had outstanding options to purchase the following number of shares: Dr. Mirkin, 120,990 shares; Dr. Thaxton, 120,990 shares; Dr. Walt, 120,990 shares; Dr. Venkatesan, 68,757 shares; and Ms. Kim, 120,990 shares.

(2)
Amounts reported in this column represent consulting fees received by Dr. Mirkin for providing consulting services to the Company during 2018. Please see the description below for further information regarding the consulting agreement.

Consulting Arrangement
The Company entered into a consulting agreement with Dr. Mirkin, dated as of October 1, 2011, pursuant to which Dr. Mirkin provides services to the Company and earns consulting fees of $100,000 per year, subject to adjustments. Services provided by Dr. Mirkin under this agreement consist of, but are not limited to, providing scientific advice and counseling with regards to technological developments and initiatives related to SNA nano-structures. This consulting agreement is scheduled to expire on October 1, 2021.

EXECUTIVE OFFICERS
The following sets forth information about our executive officers as of the date hereof.

Name	Position	Age
David A. Giljohann, Ph.D.	Chief Executive Officer, Director	38
David S. Snyder	Chief Financial Officer	58
Matthias G. Schroff, Ph.D.	Chief Operating Officer	51
The following is biographical information as of the date hereof for our executive officers other than David A. Giljohann, Ph.D., whose biographical information is included in “Board of Directors” above.
David S. Snyder, Chief Financial Officer
Mr. Snyder is our Chief Financial Officer. Mr. Snyder joined our executive leadership team as Chief Financial Officer in July 2014. Prior to joining us, Mr. Snyder was executive vice president and chief financial officer of Cellular Dynamics International, Inc. where he was responsible for all financial functions, human resources, and general administration. At Cellular Dynamics, Mr. Snyder helped lead the successful IPO of that company in July 2013. Mr. Snyder previously served as senior vice president of finance, site vice president and chief financial officer of Roche NimbleGen from 2007 to 2008. From 2006 to 2007, he served as vice president and chief financial officer of NimbleGen Systems, Inc. At NimbleGen, Mr. Snyder helped prepare the company for an IPO and then helped manage the sale of NimbleGen to Roche. Prior to NimbleGen, Mr. Snyder was the chief financial officer of a variety of public and private companies within software, real estate, and diversified manufacturing industries. He has served as a director of Invenra, Inc. since 2012. He has also served on the Board of Trustees of Ottawa University from 2012 through 2014. Mr. Snyder received a B.A., summa cum laude, from Ottawa University and an MBA with high honors from the Harvard Business School, where he was designated a George Fisher Baker Scholar.
Matthias G. Schroff, Chief Operating Officer
Dr. Schroff is our Chief Operating Officer. Dr. Schroff joined our executive leadership team as Chief Operating Officer in April 2018. Dr. Schroff brings more than 15 years of senior leadership experience within global biopharmaceutical companies where he gained deep scientific and clinical experience in immuno-oncology, TLR9 biology and broad clinical program management. Prior to joining the Company, from September 2016 until December 31 2017, Dr. Schroff was the chief executive officer for VAXIMM AG, a Swiss/German biotech company. Prior to that, from January 2008 until December 31, 2015, Dr. Schroff was the chief executive officer of Mologen AG, a publicly traded German biopharmaceutical company. Dr. Schroff is the co-inventor on numerous patents in the field of immuno-oncology, RNAi and gene expression, including a TLR9 agonist that is now in late-stage clinical development for various cancer indications. He received his Ph.D. in molecular biology from Freie Universität Berlin and a degree in biochemistry from Leibniz Universität Hannover.

EXECUTIVE COMPENSATION
Overview
Our executive compensation program is based on a pay-for-performance philosophy. We designed our executive compensation program to align executive compensation with our business objectives and the interests of our stockholders and to attract, retain and reward executives who contribute to our success.
This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two most highly compensated executive officers as of December 31, 2018 (other than our Chief Executive Officer). We refer to these individuals as our “named executive officers.” For 2018, our named executive officers were:

•	David A. Giljohann, Chief Executive Officer;

•	David S. Snyder, Chief Financial Officer; and

•	Ekambar Kandimalla, Chief Scientific Officer
To date, compensation for our named executive officers was comprised primarily of the following three components.

•
Base Salary. Base salaries are determined on a case-by-case basis for each executive. The base salary levels are designed to reflect each executive officer’s experience, expertise and performance, as well as market compensation levels for similar positions. In addition, in evaluating 2018 base salary levels, the compensation committee of our board of directors considered an assessment of the competitive market performed by its independent compensation consultant.

•
Annual Cash Incentive Bonuses. Annual cash incentive bonuses provide incentive award opportunities for the achievement of performance goals established by our compensation committee. The payment of awards under our 2018 annual cash incentive bonus program is subject to the attainment of specific performance goals relating to research and development and financing. Each executive officer’s target bonus amount is expressed as a percentage of the executive officer’s base salary and is intended to be commensurate with the executive officer’s position and responsibilities. The 2018 target bonus opportunities were 50% of base salary for Dr. Giljohann, 45% of base salary for Mr. Snyder, and 25% of base salary for Dr. Kandimalla. The actual 2018 bonus payouts, as a percentage of base salary, were approved on February 28, 2019 by the compensation committee for our three named executive officers, as follows: 47% of base salary for Dr. Giljohann; 42.3% of base salary for Mr. Snyder; and zero for Dr. Kandimalla. The 2019 target bonus opportunities for the named executive officers are 50% of base salary for Dr. Giljohann and 45% of base salary for Mr. Snyder. Dr. Kandimalla resigned as Chief Scientific Officer of the Company effective as of February 1, 2019 and did not receive a bonus payout related to 2018 or 2019 performance.

•
Stock Option Awards. We believe equity awards in the form of options to purchase shares of our common stock provides an incentive for our executives to focus on driving growth in our stock price and long-term value creation and helps us attract and retain key talent. In addition, we believe that the granting of stock options further aligns the interests of our executive officers with those of our stockholders as the options only have value if our stock price increases after the date of grant. In August 2018 and February 2019, our board granted options to Mr. Snyder that are scheduled to vest in 48 equal monthly installments, in each case, based on the executive officer’s continued service with us during the vesting period

Our named executive officers are also eligible to participate in our 401(k) plan, 2017 Employee Stock Purchase Plan and health and welfare benefit plans generally available to other employees.
Our compensation committee reviews our executive compensation program on an annual basis or more frequently as it deems appropriate. During 2018, we retained an independent compensation consultant to assist in evaluating the 2018 executive compensation program, including an assessment of the competitive market for similar positions at comparable companies.

2018 Summary Compensation Table
The following table provides a summary of compensation paid or accrued for the years ended December 31, 2018 and 2017 to our named executive officers.

Name and principal position	Year	Salary ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
David A. Giljohann, Ph.D. Chief Executive Officer(5)	2018	359,760	—	164,500	—	524,260
	2017	363,125	1,458,501	148,750	—	1,970,376
David S. Snyder Chief Financial Officer	2018	321,807	344,790	132,929	4,714	804,240
	2017	314,253	36,427	94,276	—	444,956
Ekambar Kandimalla, Ph.D. Chief Scientific Officer (6)	2018	267,800	—	—	5,555	273,355
	2017	267,800	—	66,950	50,000	384,750
________________________

(1)	Amounts reported in this column includes the payouts of unused vacation. Dr. Giljohann: $9,760 (2018) and $13,125 (2017); Mr. Snyder: $7,554 (2018).
(2)
Pursuant to applicable SEC executive compensation disclosure rules, the amounts reported in this column reflect the grant date fair value of the option awards granted the named executive officers during the fiscal year presented and do not reflect the actual amounts earned. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These values have been determined in accordance with FASB ASC Topic 718. See Note 7 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Pursuant to the terms of the named executive officer’s employment agreement or offer letter, each named executive officer is eligible to receive an annual bonus award under our annual cash incentive bonus program, subject to the achievement of annual performance milestones as determined by the compensation committee in its sole discretion. The amounts reported for 2017 represent the earned amounts in connection with the achievement of 2017 annual performance milestones (paid in 2018). The amounts reported for 2018 represent the earned amounts in connection with the achievement of 2018 annual performance milestones (paid in 2019).

(4)
The amount reported in this column for Mr. Snyder and Dr. Kandimalla for 2018 relate to the matching contributions the Company made to their accounts under our 401(k) plan. The amount reported in this column for Dr. Kandimalla for 2017 relates to the payout of relocation benefits pursuant to Dr. Kandimalla’s employment agreement and represents amounts paid directly to Dr. Kandimalla.

(5)	Dr. Giljohann also serves as a member of Exicure’s board of directors but does not receive any additional compensation for his service as a director.
(6)
Dr. Kandimalla resigned as Chief Scientific Officer of the Company effective as of February 1, 2019. Under the terms of a separation agreement between Dr. Kandimalla and the Company, Dr. Kandimalla will receive severance payments totaling six months of his base salary.

Employment Agreements
We generally execute an offer of employment or employment agreement before an executive joins the company. This offer describes the basic terms of the executive’s employment, including his or her start date, initial annual base salary, initial annual bonus target and any initial equity awards. In addition, in the case of each named executive officer, his offer letter or employee agreement, as applicable, also provides that if his employment is terminated by us without cause (as such term is defined in the agreement), he will be entitled to receive cash severance equal to twelve (12) months of base salary in the case of Dr. Giljohann and six (6) months of base salary in the case of Mr. Snyder and Dr. Kandimalla. Our named executive officers are not eligible to receive any severance or enhanced benefits upon a change in control of the Company other than the full accelerated vesting of outstanding and unexercised stock option awards upon a change in control
Defined Contribution Plan
We sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. Employees who are at least 21 years of age are generally eligible to participate and may enter the plan on the first day of any month. Participants may make pre-tax contributions or Roth 401(k) contributions up to the maximum limit established by the Code. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees below age 50. Participant contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. During 2018, we began to provide matching contributions under the plan of up to 100% of the first 50% of the participant’s elective contributions.
Outstanding Equity Awards at December 31, 2018
The following table presents information regarding the outstanding stock options held by each of the named executive officers as of December 31, 2018. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.

Name	Grant Date	Vesting Commencment Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(1)	Option expiration date
David A. Giljohann, Ph.D.	11/20/2012(2)	11/20/2012	24,824	—	0.65	11/20/2022
	12/31/2012(2)	12/31/2012	24,824	—	0.65	12/31/2022
	1/29/2014(2)	1/29/2014	248,372	—	0.65	1/29/2024
	4/28/2015(3)	2/20/2015	333,062	14,481	1.03	4/28/2025
	11/24/2015(3)	11/24/2015	546,632	162,513	1.98	11/24/2025
	1/4/2017(3)	12/15/2016	248,245	248,244	4.21	1/4/2027
David S. Snyder	10/3/2014(2)	7/11/2014	374,133	—	0.65	10/2/2024
	4/28/2015(3)	2/20/2015	19,031	828	1.03	4/28/2025
	1/4/2017(3)	12/15/2016	6,206	6,206	4.21	1/4/2027
	8/2/2018(3)	8/2/2018	8,333	91,667	4.97	8/2/2028
Ekambar Kandimalla, Ph.D.	11/24/2015(2)	10/22/2015	223,182	58,733	1.98	2/1/2021(4)
________________________

(1)
In connection with the October 2014 repricing of our outstanding option awards, the option exercise price for all outstanding options that were granted prior to October 2014 was adjusted to $0.65 per share.

(2)
25% of the shares subject to these options vest on the one-year anniversary of the vesting commencement date, and 1/48th of the shares subject to these options vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of such month), subject to the executive continuing to be employed by us through the applicable vesting date.

(3)	These options vest in 48 equal monthly installments, commencing on the vesting commencement date and subject to the executive continuing to be employed by us through the applicable vesting date.

(4)
Dr. Kandimalla resigned as our Chief Scientific Officer effective as of February 1, 2019. Under the terms of a separation agreement between Dr. Kandimalla and the Company, the exercise period for Dr. Kandimalla’s vested options will be extended until 24 months following his separation from the Company.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2018, which as of that date consisted of our 2017 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2017 Employee Stock Purchase Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	4,891,588	$2.22	1,360,193	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	4,891,588	$2.22	1,360,193
 ________________________

(1)
Includes 928,443, zero, and 431,750 shares of common stock available for issuance under the 2017 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2017 Employee Stock Purchase Plan, respectively, as of December 31, 2018.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2018 and 2017 by KPMG LLP, our independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2018	2017
Audit Fees(1)	$380,000	$370,000
Audit-Related Fees(2)	110,000	244,579
Tax Fees	—	—
All Other Fees	—	—
	$490,000	$614,579
  ________________________

(1)
Audit fees for the fiscal years ended December 31, 2018 and 2017 consist of fees for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements.

(2)
Audit-related fees for the fiscal years ended December 31, 2018 and 2017 consist principally of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements and fees related to assistance with registration statements filed with the SEC.

All fees described above were approved by our board of directors or the audit committee of the board of directors.
Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, KPMG LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The audit committee will review both audit and non-audit services performed by KPMG LLP and the fees charged for such services on at least an annual basis. Among other things, the audit committee will review non-audit services proposed to be provided by KPMG LLP and pre-approve such services only if they are compatible with maintaining KPMG LLP’s status as an independent registered public accounting firm. All services provided by KPMG LLP in 2018 and 2017 were pre-approved by our board of directors or the audit committee after review of each of the services proposed for approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
The audit committee is currently comprised of three non-employee directors, Jay Venkatesan, M.D., who chairs the committee, C. Shad Thaxton, M.D., Ph.D., and Helen S. Kim. Our board of directors has determined that Dr. Venkatesan, Dr. Thaxton and Ms. Kim meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors has determined that Dr. Venkatesan qualifies as an audit committee financial expert as defined by SEC rules. The audit committee has the responsibility and authority described in the audit committee charter, which has been approved by the board of directors. A copy of the audit committee charter is available on our website at www.exicuretx.com.
The audit committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, KPMG LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.
In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.
The audit committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The audit committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The audit committee has discussed with KPMG LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from KPMG LLP required by applicable requirements of the PCAOB. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.
Audit Committee
Jay Venkatesan, M.D. (chairman)
C. Shad Thaxton, M.D., Ph.D.
Helen S. Kim

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.exicuretx.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC is available without charge upon request to: Secretary, Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, or by phone, at (847) 673-1700.

By Order of the Board of Directors

/s/ David A. Giljohann
David A. Giljohann
Chief Executive Officer and Director
April 30, 2018

ANNUAL MEETING OF SHAREHOLDERS OF

EXICURE, INC.

June 14, 2019

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

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20230000000000000000 0 061419

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Helen S. Kim
- ○ C. Shad Thaxton, M.D., Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the director nominees listed in proposal 1 and FOR proposal 2. If any other matters properly come before the Annual Meeting or any adjournment thereof, the person(s) named above will vote in their discretion. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Annual Meeting.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EXICURE, INC.

8045 Lamon Avenue, Suite 410, Skokie, IL 60077

Proxy for Annual Meeting of Shareholders on June 14, 2019

Solicited on Behalf of the Board of Directors

The undersigned appoints David A. Giljohann, Ph.D. and David S. Snyder and each of them, as proxies, each with full power of substitution and revocation and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of EXICURE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Exicure, Inc. to be held at 1:00 pm Central Time, on June 14, 2019, at 8045 Lamon Avenue, Suite 410, Skokie, IL 60077, or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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